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                                                                  EXHIBIT 4.3(a)


                                AMENDMENT TO THE
                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SALTON/MAXIM HOUSEWARES, INC.
                        (PURSUANT TO SECTION 242 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


     It is hereby certified that:

     1.   The name of the corporation (hereinafter called the "corporation") is:

                         SALTON/MAXIM HOUSEWARES, INC.

     2. This Amendment to the Second Amended and Restated Certificate of Incorporation hereby amends Article FIRST of the Second Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

     3. Article First is hereby deleted in its entirety and the following shall be inserted herein:

               FIRST: THE NAME OF THE CORPORATION IS SALTON, INC.

     4. This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

     Signed and attested to on January 13, 1999.


                                             By: /s/ William B. Rue
                                                 ----------------------------
                                                 William B. Rue
                                             Title: President


Attest:



/s/ Neal Aizenstein
----------------------------
Neal Aizenstein